FORM OF ESCROW AGREEMENT

This Escrow Agreement (this “Escrow Agreement”), by and among DGSE Companies, Inc., a Nevada Corporation (“Purchaser”), NTR Metals, LLC, a Texas limited liability company (the “Member Representative”), and Compass Bank, a state-chartered Federal Reserve System member bank organized under the laws of the State of Alabama with its principal offices in Birmingham, Alabama (in its capacity as escrow agent hereunder, “Escrow Agent”), is made and entered into effective as of the date accepted by Escrow Agent, which date is set forth below its signature at the end of this Escrow Agreement (the “Effective Date”).

RECITALS

(a)           Purchaser and the Member Representative have entered into that certain Agreement and Plan of Merger, dated September 12, 2011, by and among Purchaser, Southern Bullion Trading, LLC, a Texas limited liability company (“Target”), SBT, Inc., a Nevada corporation, and a wholly-owned subsidiary of Purchaser (“MergerSub”), Member Representative and the members of Target (the “Merger Agreement”), pursuant to which Target will merge with and into MergerSub, and the members of Target will receive as consideration an aggregate of six hundred thousand (600,000) shares of the common stock of Purchaser, par value $0.01 per share (the “Exchanged Securities”). Each member of Target has appointed the Member Representative as its agent and attorney-in-fact.

(b)           To facilitate the closing of the transaction contemplated by the Merger Agreement, Purchaser has agreed that Purchaser will deposit sixty thousand (60,000) shares of the Exchanged Securities (the “Escrow Shares”) with Escrow Agent by electronic delivery (the “Escrow Account”).

(c)           Purchaser and Member Representative desire that Escrow Agent act as escrow agent of the Escrow Shares. Escrow Agent is willing to act in such capacity subject to the terms and conditions hereof.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

ARTICLE I - ESCROW ACCOUNT & ESCROW DEPOSIT

Section 1.1             Appointment of Escrow Agent.  Purchaser and the Member Representative hereby appoint Escrow Agent as escrow agent, and Escrow Agent hereby accepts such appointment, for the purposes and subject to the terms and conditions set forth in this Escrow Agreement.

Section 1.2             Escrow Account.

(a)           Escrow Agent shall maintain possession of the Escrow Shares in electronic form, which may be held in the name of a nominee.

(b)           Upon or immediately following the Effective Date, Escrow Agent shall establish an account to be held pursuant to this Escrow Agreement for the purpose of holding any income due to the holder of the Escrow Shares by virtue of holding such Escrow Shares (the “Escrow Funds,” and, together with the Escrow Shares, the “Escrow Consideration”).

(c)           Escrow Agent shall deposit the Escrow Funds in a money market mutual fund account selected at the discretion of the Escrow Agent.

Section 1.3             Escrow Deposits.

(a)           Purchaser will transfer to Escrow Agent, on or after the Effective Date, the Escrow Shares for deposit into the Escrow Account. Further, on or after the Effective Date, Purchaser will transfer to Escrow Agent any Escrow Funds for deposit into the Escrow Account as may from time to time be payable to the holders of the Escrow Shares.

(b)           The Escrow Shares and Escrow Funds are deemed deposited into the Escrow Account when such securities or funds are from time to time delivered to Escrow Agent.  Notwithstanding any provision herein to the contrary, Escrow Agent only shall be obligated to disburse the Escrow Consideration no earlier than the third Business Day following Escrow Agent's receipt thereof, always subject to Section 2.1 below. “Business Day” for purposes of this Escrow Agreement shall mean any day of the year other than a Saturday, Sunday or any other day on which Escrow Agent is closed for business.

(c)           Escrow Agent shall receive and hold the Escrow Consideration in the Escrow Account at all times until such securities and funds are disbursed therefrom in accordance with the terms of this Escrow Agreement.

(d)           Written confirmation of receipt, credit, or disbursement of the Escrow Consideration shall be delivered to both the Member Representative and Purchaser by account statement in accordance with Section 3.2 hereof.

ARTICLE II - ESCROW ACCOUNT PAYMENT

Section 2.1            Escrow Account Payment Procedures.  From and after the Effective Date, the Escrow Consideration, if any, shall be held in and disbursed from the Escrow Account by Escrow Agent as follows:

(a)           Escrow Agent shall hold the Escrow Consideration deposited in the Escrow Account in escrow and disburse the same or any part or parcel thereof only in accordance with and upon: (i) the joint written instructions of Purchaser and the Member Representative, in the form attached hereto as Exhibit A, setting forth the amount to be transferred to the Member Representative or Purchaser, or a third party, if applicable, and the basis for the payment (a “Disbursement Direction”); or (ii) in accordance with and upon the final and nonappealable order, decree, determination, award or judgment entered by a court of competent jurisdiction, including the decision of any arbitrator rendered pursuant to Section 7.6 hereof, setting forth the amount of the Escrow Consideration to be paid out of the Escrow Account and the party to whom such securities and funds shall be disbursed (a “Court Direction”).

(b)           Upon receipt of a Disbursement Direction or Court Direction directing Escrow Agent to disburse the Escrow Consideration contained in the Escrow Account in accordance with the terms and provisions of such Disbursement Direction or Court Direction, Escrow Agent shall promptly disburse such Escrow Consideration in accordance therewith and in accordance with the terms of this Escrow Agreement.

(c)           Any Disbursement Direction or Court Direction may instruct Escrow Agent to release all or any portion of the remainder of the Escrow Consideration contained in the Escrow Account.

(d)           Any remaining balance of Escrow Consideration in the Escrow Account as of the second anniversary of the Effective Date shall be distributed to the Member Representative upon receipt of a Disbursement Direction.

ARTICLE III - ESCROW PROCEDURES

Section 3.1           Scope of Undertaking.  Escrow Agent's duties and responsibilities in connection with this Escrow Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Escrow Agreement.  Escrow Agent is not a principal, participant, or beneficiary in any transaction underlying this Escrow Agreement and shall have no duty to inquire beyond the terms and provisions of this Escrow Agreement except as specifically provided herein.  Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement and any part hereof, for the transaction or transactions requiring or underlying the execution of this Escrow Agreement or the form or execution hereof, or for the identity or authority of any person executing this Escrow Agreement or any part hereof, or for depositing the Escrow Deposit or any subsequent deposits.  Escrow Agent shall not be required to take any action with respect to any matters that might arise in connection herewith, other than to receive, hold, and deliver the Escrow Consideration as herein provided.  Escrow Agent shall not be required to notify or obtain the consent, approval, authorization, or order of any court or governmental body to perform its obligations under this Escrow Agreement, except as expressly provided herein. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that Escrow Agent shall not be required to exercise any discretion hereunder, shall have no investment or management responsibility and, accordingly, shall have no duty, or liability for its failure to provide investment recommendations or investment advice to Purchaser, the Member Representative, third parties, or any of them.  Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, subject, however, to Section 3.6 hereof, providing for liability in the event of willful misconduct, gross negligence or fraud.  It is the intention of the parties hereto that Escrow Agent shall not be required to use, advance, or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights or powers hereunder.

Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Consideration, or to file any financing statement under the Uniform Commercial Code of any jurisdiction with respect to the Escrow Consideration, or any part thereof.

Section 3.2           Accounting and Records.  Escrow Agent shall keep complete and accurate records of all securities and funds received and disbursed under this Escrow Agreement, which shall be available for inspection by the Member Representative or Purchaser, or the agent of either of them, at any time during regular business hours upon prior written request.  Upon request from time to time by either Purchaser or the Member Representative, Escrow Agent shall notify both Purchaser and the Member Representative of the amount of the Escrow Consideration then held in the Escrow Account

Section 3.3           Reliance.  Escrow Agent may act upon any instruction or direction, regardless of form, furnished to Escrow Agent in writing or any instrument or signature which it believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice, direction or instruction in connection with the provisions hereof has been duly authorized to do so, and Escrow Agent shall be under no duty to make any investigation or inquiry into any of the foregoing.  Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited with it, neither shall it be required to verify the identity, authority or right of any person executing the same.

Section 3.4           Use of Counsel and Agents.  Escrow Agent may exercise any of the powers hereof and perform the duties required of it hereunder by or through attorneys, agents, or receivers.  Escrow Agent shall be entitled to advice of counsel concerning all matters and its duties hereunder and shall be paid or reimbursed the reasonable fees and expenses of such counsel, as provided in Section 5.1.  Escrow Agent shall not be answerable for the default or misconduct of any such attorney, agent, or receiver selected by it with reasonable care.  Escrow Agent shall in no event incur any liability with respect to any action taken or omitted to be taken in good faith upon advice of legal counsel, which may be counsel to any party hereto, given with respect to any question relating to the duties and responsibilities of Escrow Agent hereunder.

Section 3.5           Disputes.  It is understood and agreed to by the parties hereto that, in the event of any disagreement involving the parties to this Escrow Agreement or any other persons resulting in adverse claims to or demands being made in connection with or for the Escrow Consideration, Escrow Agent shall be entitled, at its option, to refuse to comply with such adverse or conflicting claims or demands, so long as such disagreement shall continue.  In such event, Escrow Agent shall make no delivery or other disposition of the Escrow Consideration, or any part of the Escrow Consideration.  Notwithstanding anything herein to the contrary, Escrow Agent shall not be or become liable for its failure to comply with such conflicting or adverse demands.

Escrow Agent shall be entitled to continue to refrain and refuse to deliver or otherwise dispose of the Escrow Consideration, or any part thereof or to otherwise act hereunder, as stated above, unless and until:

1.           the rights of such parties have been finally settled by binding arbitration or duly adjudicated in a court having jurisdiction over the parties and the Escrow Consideration; or

2.           the parties have reached an agreement resolving their differences and have notified Escrow Agent of such agreement in a writing signed by any authorized representative of the Member Representative and any authorized representative of Purchaser and have provided Escrow Agent with indemnity satisfactory to Escrow Agent against any liability, claims or damages resulting from compliance by Escrow Agent with such agreement.

In the event of a disagreement between such parties as described above, Escrow Agent shall have the right, in addition to the rights described above, and at its sole option, to institute a petition for interpleader in any court of competent jurisdiction to determine the rights of such parties.

In the event Escrow Agent is a party to any dispute with one or both of the other parties hereto or with respect to the Escrow Agreement or the Escrow Consideration, Escrow Agent shall have the additional right to refer such controversy to binding arbitration as described in Section 7.6 hereof.

The parties hereto jointly and severally agree, in the event any controversy arises under or in connection with this Escrow Agreement, the Escrow Consideration, or in the event that Escrow Agent is made a party to or intervenes in any litigation pertaining to this Escrow Agreement, or the Escrow Consideration, to pay to Escrow Agent reasonable additional compensation for its extraordinary services and to reimburse Escrow Agent for all costs and expenses associated with such controversy or litigation, including reasonable attorney's fees.

Section 3.6           Limited Liability of Escrow Agent.  Escrow Agent shall not be liable in connection with the performance or observation of its duties or obligations hereunder except for in the case of its proven fraud, gross negligence or willful misconduct.  Escrow Agent shall have no obligation or liability to any of the other parties under this Escrow Agreement for the failure or refusal of any other party to perform any covenant or agreement made by such party hereunder or under any other agreement, but shall be responsible solely for the performance of the duties and obligations expressly imposed upon it as escrow agent hereunder.  Notwithstanding anything in this Escrow Agreement to the contrary, in no event shall Escrow Agent be liable for any special, incidental, punitive, exemplary, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 3.7           Indemnification.  Escrow Agent shall have no obligation to take any legal action in connection with this Escrow Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding that would or might involve it in any cost, expense, loss or liability unless security and indemnity, as provided in this Section 3.7, shall be furnished.

To the extent permitted by applicable law, Purchaser and the Member Representative agree to indemnify Escrow Agent and it officers, directors, employees and agents (the “Indemnified Parties” and each an "Indemnified Party") and save and hold the Indemnified Parties harmless from and against any and all Claims (as hereinafter defined) and Losses (as hereinafter defined) which may be incurred by an Indemnified Party as a result of Claims asserted against such Indemnified Party as a result of or in connection with such Indemnified Party’s capacity as such under or in connection with this Escrow Agreement by any person or entity, unless such Claim or Loss is finally adjudicated to have been directly caused by the willful misconduct, gross negligence or fraud of the Indemnified Party.  For the purposes hereof, the term "Claims" shall mean all claims, lawsuits, arbitrations, mediations, causes of action or other legal actions and proceedings of whatever nature brought against (whether by way of direct action, counterclaim, cross action or impleader) an Indemnified Party, even if groundless, false or fraudulent, so long as the claim, lawsuit, cause of action or other legal action or proceeding is alleged or determined, directly or indirectly, to arise out of, result from, relate to or be based upon, in whole or in part: (a) the acts or omissions of the Member Representative or Purchaser, (b) the appointment of Escrow Agent as escrow agent under this Escrow Agreement, or (c) the exercise by Escrow Agent of its powers and discharge of its duties under this Escrow Agreement, including any alleged failure to exercise or discharge same; and the term "Losses" shall mean losses, costs, damages, expenses, judgments and liabilities of whatever nature (including, but not limited to, attorneys', accountants' and other professionals' fees, litigation, arbitration, mediation and court costs and expenses and amounts paid in settlement), directly or indirectly resulting from, arising out of or relating to one or more Claims.  Upon the written request of an Indemnified Party, and to the extent permitted by law, Purchaser and the Member Representative agree to assume the investigation and defense of any Claim, including the employment of counsel acceptable to such Indemnified Party and the payment of all expenses related thereto and, notwithstanding any such assumption, such Indemnified Party shall have the right, and Purchaser and the Member Representative agree to pay the cost and expense, to employ separate counsel with respect to any such Claim and participate in the investigation and defense thereof in the event that such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or in addition to those available to either the Member Representative or Purchaser.  Purchaser and the Member Representative hereby agree that the indemnification and protections afforded the Indemnified Parties in this Section 3.7 shall survive the termination of this Escrow Agreement. IT IS THE EXPRESS INTENT OF EACH OF PURCHASER AND SELLERS TO INDEMNIFY EACH OF THE INDEMNIFIED PARTIES FOR, AND HOLD THEM HARMLESS AGAINST, THE NEGLIGENT ACTS OR OMISSIONS OF THE INDEMNIFIED PARTIES EXCEPT TO THE EXTENT SUCH ACTS OR OMISSIONS CONSTITUTE WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR FRAUD.

Section 3.8            Account and Customer Identification Deposit Information.  To help in the fight against the funding of terrorism and money laundering activities financial institutions are required to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, Escrow Agent will ask for information that will allow Escrow Agent to identify relevant parties.

Prior to execution and delivery of this Escrow Agreement, Purchaser and the Member Representative each shall have delivered to Escrow Agent such identification as required by law and such identification and authorization documents and such information concerning the source of the securities and funds constituting the Escrow Consideration, all as Escrow Agent may reasonably require. Without limiting the generality of the foregoing, if either of Purchaser or the Member Representative is not a natural person, then upon Escrow Agent's request each such party shall deliver to Escrow Agent (a) a copy of its organizational documents (e.g., articles of incorporation, operating agreement, etc.), (b) corporate/partnership resolutions, signed by its an appropriate signatory, authorizing it to enter into this Escrow Agreement, and (c) a completed Certificate of Authority in the form attached hereto as Exhibit B.

ARTICLE IV - TAX MATTERS

Section 4.1           Tax Allocation and Reporting. Purchaser and the Member Representative agree that, for tax reporting purposes, all income from the Escrow Shares, as of the end of each calendar year and to the extent required by the Internal Revenue Service, shall be reported as having been earned__% by Landmark Metals, LLC, __% by Wesley A. Mull and __% by James J. Vierling whether or not income was disbursed during a particular year.

Section 4.2           Tax Information.  Prior to Closing, Purchaser and the Member Representative shall provide Escrow Agent with appropriate tax reporting documentation and such other forms and documents as Escrow Agent may request. Purchaser and the Member Representative understand that if such tax reporting documentation is not provided and certified to Escrow Agent, then Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, to withhold a portion of the Escrow Funds held by Escrow Agent pursuant to this Escrow Agreement.

Section 4.3             Tax Liability of Escrow Agent. To the extent that Escrow Agent becomes liable for the payment of any taxes with respect to income derived from the investment of the Escrow Consideration, Purchaser and the Member Representative agree, jointly and severally, to indemnify, defend and hold Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against Escrow Agent on or with respect to the Escrow Consideration and the investment thereof unless any such tax, late payment, interest, penalty or other expense was caused by the gross negligence or willful misconduct of Escrow Agent. The indemnification provided by this Section 4.3 is in addition to the indemnification provided in Section 3.7 and shall survive the resignation or removal of Escrow Agent and the termination of this Escrow Agreement.

ARTICLE V – COMPENSATION

Section 5.1           Escrow Agent Fee.  Escrow Agent shall charge for its services twenty-five thousand dollars ($25,000) (the “Escrow Agent Fee”) and Escrow Agent shall be reimbursed for all expenses incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, attorneys' fees, brokerage costs, and related expenses incurred by Escrow Agent (“Escrow Expenses”).  The Escrow Agent Fee is due in advance and is nonrefundable and not subject to proration.  Purchaser shall be liable to Escrow Agent for the payment of the Escrow Agent Fee and Escrow Expenses.  If the term of this Escrow Agreement continues beyond December 31, 2013, Escrow Agent shall charge an additional fee for its services in the amount of $12,500 per year, which will be due in advance and subject to proration upon termination of this Escrow Agreement.

Section 5.2           Security for Fees and Expenses.  As security for the Escrow Agent Fee and Escrow Expenses, and any and all losses, claims, damages, liabilities and expenses incurred by Escrow Agent in connection with its acceptance of appointment hereunder or with the performance of its obligations under this Escrow Agreement, including expenses incurred pursuant to Section 3.4, and to secure the obligations of Purchaser and the Member Representative to indemnify Escrow Agent as set forth in Sections 3.7 and 4.3, Escrow Agent is hereby granted a security interest in and a lien upon the Escrow Consideration, which security interest and lien shall be prior to all other security interests, liens or claims against the Escrow Consideration or any part thereof, and which may be enforced by Escrow Agent without notice by charging and setting-off and paying from the Escrow Consideration any and all amounts then owing to Escrow Agent pursuant to this Escrow Agreement or by appropriate foreclosure proceedings.

ARTICLE VI – CHANGE OF ESCROW AGENT

Section 6.1           Removal of Escrow Agent.  The Member Representative and Purchaser, by mutual written agreement, may remove Escrow Agent and any successor thereto, at any time and for any reason, and shall thereupon appoint a successor or successors thereto, but any such successor shall have capital (exclusive of borrowed capital) and surplus of at least fifty million dollars ($50,000,000), and be subject to supervision or examination by federal or state banking authorities.  If such successor entity publishes a report of condition at least annually, pursuant to statute or the requirements of any federal or state supervising or examining authority, then for the purposes of this Section 6.1, the combined capital and surplus of such entity may be conclusively established in its most recent report of condition so published.

Section 6.2           Resignation of Escrow Agent.  Escrow Agent may resign at any time from its obligations under this Escrow Agreement by providing written notice to the parties hereto.  Such resignation shall be effective on the date set forth in such written notice which shall be no earlier than thirty (30) days after such written notice has been given, unless an earlier resignation date and the appointment of a successor escrow agent shall have been approved by the Member Representative and Purchaser.  In the event no successor escrow agent has been appointed on or prior to the date such resignation is to become effective, Escrow Agent shall be entitled to tender into the custody of a court of competent jurisdiction all assets then held by it hereunder and shall thereupon be relieved of all further duties and obligations under this Escrow Agreement.  Regardless of whether it resigns or is removed, Escrow Agent shall have no responsibility for the appointment of a successor escrow agent under this Agreement.

Section 6.3          Merger or Consolidation.  Any entity into which Escrow Agent may be merged or converted, or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which it shall be a party, or any company to which Escrow Agent may sell or transfer all or substantially all of its corporate trust business (provided that such company shall be eligible under Section 6.1) shall be the successor to Escrow Agent without any execution or filing or further act.

ARTICLE VII - GENERAL PROVISIONS

Section 7.1            Notice. Any notice, request, demand or other communication provided for hereunder to be given shall be in writing, in English, and delivered personally, by email, or by recognized courier service, as follows:

To Escrow Agent:	With a copy to:

Compass Bank	Compass Bank
5201 W. Park Boulevard, Suite 200	2001 Kirby Drive, Suite 311
Plano, Texas 75093	Houston, Texas 77019
Attention: Connie Rogers	Attention: Brian Herrick
Tel. No.: (972) 705-4220	Tel. No.: (713) 831-5673
Fax No.: (972) 705-4310	Fax No.: (713) 831-5735
Email: connie.rogers@bbvacompass.com	Email: brian.herrick@bbvacompass.com

To Purchaser:	With a copy to (which shall not constitute notice):

DGSE Companies, Inc.	K&L Gates LLP
11311 Reeder Road	1717 Main St., Suite 2800
Dallas, Texas 75229-3408	Dallas, Texas 75201
Attention: Dr. L. S. Smith	Attention: I. Bobby Majumder, Esq.
Tel. No.: (972) 484-3662	Tel. No.: (214) 939-5500
Email:	Email: bobby.majumder@klgates.com

To Member Representative:	With a copy to (which shall not constitute notice):

NTR Metals, LLC	Jones Day
10720 Composite Drive	2727 N. Harwood Street
Dallas, Texas 75220	Dallas, Texas 75201
Attention: Carl D. “Trey” Gum, III	Attention: Emil Bova, Esq.
Tel. No.: (469) 522-1111	Tel. No.: (214) 220-3939
Email: tgum@ntrmetals.com	Email: evbova@jonesday.com

Any party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the party to whom such notice is addressed.

Section 7.2           Termination.  This Escrow Agreement shall terminate upon the disbursement, in accordance with Article II or Sections 6.1 or 6.2 hereof, of the Escrow Consideration in full; provided, however, that in the event all fees, expenses, costs, and other amounts required to be paid to Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Article V hereof, “Compensation,” shall survive the termination hereof, and provided further, that Section 7.6 hereof, “Arbitration,” and Section 3.7 hereof, “Indemnification,” shall, in any event, survive the termination hereof.

Section 7.3           Not FDIC Insured. The parties acknowledge that investments in mutual funds and any other nondeposit investment products are not insured by the FDIC; are not deposits or other obligations of, or guaranteed by Escrow Agent; and are subject to investment risks, including possible loss of the principal amount invested.

Section 7.4            Counterparts. This Escrow Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

Section 7.5            Governing Law.  This Escrow Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.

Section 7.6           Arbitration.  The parties agree that all controversies that may arise among the parties concerning the construction, performance, or breach of this Escrow Agreement shall be determined by arbitration.

(a) The arbitration will be held before a single arbitrator chosen by the American Arbitration Association from a panel of persons knowledgeable in the banking industry.

(b)  Any arbitration shall be held in Dallas, Texas.  The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association.  The arbitration shall be held and a final decision reached within 30 days after the appointment of the arbitrator.  The arbitrator shall file a certificate of ruling with the parties immediately after a decision is reached.  The decision of the arbitrator shall be final and conclusive on the parties, and there shall be no appeal therefrom.  A decision of the arbitrator may be enforced by the prevailing party in a court of competent jurisdiction.  All other issues in connection with such arbitration shall be determined in accordance with the rules of the American Arbitration Association.

(c) The parties hereby agree that an action to compel arbitration pursuant to this Escrow Agreement may be brought in any court of competent jurisdiction selected by Escrow Agent.  Application may also be made to such court for confirmation of any decision or award of the arbitrator, which may be necessary to effectuate such decisions or awards.  The parties hereto hereby consent to the jurisdiction of the arbitrator and of such court and waive any objection to the jurisdiction and venue of such arbitrator or court.

(d) The prevailing party in any arbitration shall be entitled to reimbursement of reasonable attorneys' fees and disbursements and costs of arbitration from the non-prevailing party as determined by the arbitrator.

Section 7.7            Captions. The section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

Section 7.8            References.  In this Escrow Agreement references to any gender include a reference to all other genders; references to the singular include the plural, and vice versa; reference to any Article or Section means an Article or Section of this Escrow Agreement; and reference to any Exhibit or Schedule means an Exhibit or Schedule to this Escrow Agreement, all of which are incorporated into and made a part of this Escrow Agreement. Unless expressly provided to the contrary, “hereunder,” “hereof,” “herein,” and words of similar reference refer to this Escrow Agreement as a whole and not any particular Section or other provisions of this Escrow Agreement, and “include” and “including” shall mean include or including by way of example, but without limiting the generality of the description proceeding such term.

Section 7.9            Waivers. Any failure by any party to comply with any of its obligations, agreements, or conditions herein contained may be waived by the party to whom such compliance is owed by an instrument signed by the party to whom compliance is owed and expressly identified as a waiver, but not in any other manner. No waiver of, or consent to a change in, any of the provisions of this Escrow Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 7.10         Assignment.  No party hereto shall assign or otherwise transfer all or any part of this Escrow Agreement, nor shall any party delegate any of its rights or duties hereunder, without the prior written consent of the other parties; any transfer or delegation made without such consent shall be void. Subject to the foregoing, this Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7.11        Entire Agreement; Amendments.  This Escrow Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous oral, and all prior written understandings, agreements, solicitation documents and representations, express or implied, between or among two or more of the parties hereto.  By execution of this Escrow Agreement, Escrow Agent shall not be deemed or considered to be a party to any other contract or agreement, including any agreement between the Member Representative and Purchaser.

Section 7.12         Binding Effect.  This Escrow Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.  This Escrow Agreement is for the sole and exclusive benefit of the parties hereto and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies, or any other type or types of benefits.

Section 7.13         No Third Person Beneficiaries.  Nothing in this Escrow Agreement shall entitle any person other than the parties hereto to any claim, cause of action, remedy, or right of any kind, except the rights expressly provided to the persons described in Section 3.7.

Section 7.14        Construction.  Each of the parties hereto has had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby. This Escrow Agreement is the result of arm's-length negotiations from equal bargaining positions.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Escrow Agreement to be duly executed as of the Effective Date.

DGSE COMPANIES, INC.,
a Nevada corporation

By:
Name: William H. Oyster
Title: President

MEMBER REPRESENTATIVE

NTR METALS, LLC,
a Texas limited liability company

By:
Name:
Title:

ESCROW AGENT

COMPASS BANK

By:
Connie A. Rogers
Senior Vice President

EXHIBIT A
TO
ESCROW AGREEMENT

FORM OF DISBURSEMENT DIRECTION

TO: COMPASS BANK, ESCROW AGENT (“ESCROW AGENT”)

FROM:

DATE: [DATE]

DGSE Companies, Inc., a Nevada Corporation (“Purchaser”), and NTR Metals, LLC, a Texas limited liability company (“Member Representative”), each hereby certifies to Escrow Agent, in accordance with Section 2.1 of that certain Escrow Agreement dated September 12, 2011, by and among Purchaser, Member Representative and Escrow Agent that:

(i) [Member Representative/Purchaser] is entitled to a distribution from the Escrow Account pursuant to Section _ of the Merger Agreement; and

(ii) the distribution to be made as a consequence thereof from the Escrow Account is as follows:

Amount of Distribution:

Distribute made to:

Other Instructions:

DGSE COMPANIES, INC.,
a Nevada corporation

By:
Name:
Title:

NTR METALS, LLC,
a Texas limited liability company

By:
Name:
Title:

EXHIBIT B
TO
ESCROW AGREEMENT

CERTIFICATE OF AUTHORITY

The undersigned hereby certifies that anyone of the following persons acting alone has the authority to execute and deliver documents on behalf of [_____________] pursuant to the Escrow Agreement, dated as of September 12, 2011, by and among DGSE Companies, Inc., a Nevada Corporation, NTR Metals, LLC, a Texas limited liability company, and Compass Bank.

Name	Position	Manual Signature

[Example]

	President	_____________________________

	Vice President	_____________________________

	Chief Financial Officer	_____________________________

[____________________________]

By:__________________________
Name: _______________________
Title: ________________________